Exhibit 99.1

Red Rock Resorts Announces Second Quarter 2023 Results

LAS VEGAS, Aug. 3, 2023 /PRNewswire/ -- Red Rock Resorts, Inc. ("Red Rock Resorts," "we" or the "Company") (NASDAQ: RRR) today reported financial results for the second quarter ended June 30, 2023.

Second Quarter Results

Consolidated Operations

  Net revenues were $416.1 million for the second quarter of 2023, a decrease of 1.5%, or $6.1 million, from $422.2 million in the same period of 2022.

  Net income was $74.9 million for the second quarter of 2023, an increase of 130.9%, or $42.5 million, from $32.4 million in the same period of 2022.

  Adjusted EBITDA(1) was $175.3 million for the second quarter of 2023, a decrease of 7.2%, or $13.6 million, from $188.9 million in the same period of 2022.

Las Vegas Operations

  Net revenues from Las Vegas operations were $412.6 million for the second quarter of 2023, a decrease of 1.8%, or $7.5 million, from $420.1 million in the same period of 2022.

  Adjusted EBITDA from Las Vegas operations was $193.1 million for the second quarter of 2023, a decrease of 7.1%, or $14.8 million, from $207.8 million in the same period of 2022.

Balance Sheet Highlights

The Company's cash and cash equivalents at June 30, 2023 were $100.9 million and total principal amount of debt outstanding at the end of the second quarter was $3.2 billion.

Quarterly Dividend

The Company's Board of Directors has declared a cash dividend of $0.25 per Class A common share for the third quarter of 2023. The dividend will be payable on September 29, 2023 to all stockholders of record as of the close of business on September 15, 2023.

Prior to the payment of such dividend, Station Holdco LLC ("Station Holdco") will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.1 million, approximately $15.6 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 7940059. A replay of the call will be available from today through August 31, 2023 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, demolition costs, development, preopening, business innovation and technology enhancements, contract termination costs and non-routine items), asset impairment, interest expense, net, provision for income tax and other. In the third quarter of 2022, we reclassified certain allocated corporate expenses from our Las Vegas Operations segment to Corporate and other. The reclassifications were applied to all periods presented.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC ("Station Casinos"). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos' properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Fremont and Wildfire Lake Mead. Station Casinos also owns a 50% interest in Barley's Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as "will", "might", "predict", "continue", "forecast", "expect", "believe", "anticipate", "outlook", "could", "would", "target", "project", "intend", "plan", "seek", "estimate", "pursue", "should", "may" and "assume", or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company's business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company's other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:
Stephen L. Cootey
Stephen.Cootey@redrockresorts.com
(702) 495-4214

MEDIA:
Michael J. Britt
Michael.Britt@redrockresorts.com
(702) 495-3693

Red Rock Resorts, Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating revenues:
Casino	$269,507	$280,636	$557,747	$560,407
Food and beverage	77,623	73,756	155,770	139,455
Room	44,892	44,283	88,831	81,055
Other	24,108	23,566	47,418	42,960
Net revenues	416,130	422,241	849,766	823,877
Operating costs and expenses:
Casino	69,583	69,746	141,294	138,612
Food and beverage	60,883	57,839	120,995	111,062
Room	13,473	13,293	27,080	25,775
Other	8,994	8,792	16,706	15,162
Selling, general and administrative	93,480	90,193	185,985	176,489
Depreciation and amortization	32,738	33,097	63,833	66,522
Write-downs and other, net	10,066	2,045	29,685	12,225
Asset impairment	—	78,992	—	78,992
	289,217	353,997	585,578	624,839
Operating income	126,913	68,244	264,188	199,038
Earnings from joint ventures	754	1,012	1,653	1,856
Operating income and earnings from joint ventures	127,667	69,256	265,841	200,894

Other expense:
Interest expense, net	(44,340)	(28,748)	(86,796)	(55,422)
Income before income tax	83,327	40,508	179,045	145,472
Provision for income tax	(8,417)	(8,070)	(18,608)	(20,789)
Net income	74,910	32,438	160,437	124,683
Less: net income attributable to noncontrolling interests	35,397	16,690	76,248	60,589
Net income attributable to Red Rock Resorts, Inc.	$ 39,513	$ 15,748	$ 84,189	$ 64,094

Earnings per common share:
Earnings per share of Class A common stock, basic	$ 0.68	$ 0.26	$ 1.46	$ 1.06
Earnings per share of Class A common stock, diluted	$ 0.65	$ 0.26	$ 1.40	$ 1.04

Weighted-average common shares outstanding:
Basic	57,828	59,514	57,741	60,255
Diluted	103,329	61,568	103,260	62,707

Dividends declared per common share	$0.25	$0.25	$0.50	$0.50

Red Rock Resorts, Inc.
Segment Information and Reconciliation of Net Income to Adjusted EBITDA
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues
Las Vegas operations	$412,578	$420,111	$842,627	$819,841
Native American management	—	—	—	—
Reportable segment net revenues	412,578	420,111	842,627	819,841
Corporate and other	3,552	2,130	7,139	4,036
Net revenues	$416,130	$422,241	$849,766	$823,877

Net income	$ 74,910	$ 32,438	$160,437	$124,683
Adjustments
Depreciation and amortization	32,738	33,097	63,833	66,522
Share-based compensation	4,829	4,632	10,125	8,137
Write-downs and other, net	10,066	2,045	29,685	12,225
Asset impairment	—	78,992	—	78,992
Interest expense, net	44,340	28,748	86,796	55,422
Provision for income tax	8,417	8,070	18,608	20,789
Other	—	846	—	846
Adjusted EBITDA	$175,300	$188,868	$369,484	$367,616

Adjusted EBITDA
Las Vegas operations	$193,051	$207,835	$407,140	$406,065
Native American management	—	(1,252)	—	(3,448)
Corporate and other	(17,751)	(17,715)	(37,656)	(35,001)
Adjusted EBITDA	$175,300	$188,868	$369,484	$367,616